EXHIBIT 4.0



THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

                            CORD BLOOD AMERICA, INC.
                              A FLORIDA CORPORATION

Number                                                         __________ Shares
000


                 AUTHORIZED COMMON STOCK: 100,000,000,000 SHARES
                                PAR VALUE: $.0001


         THIS CERTIFIES THAT ___________________________________________________
is hereby issued ___________________________________fully paid and non-assessable Shares of Common Stock of the above named Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has authorized this Certificate to be signed by its duly authorized officers on _________________, 2004.




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Matthew L. Schissler, President             Stephanie A. Schissler, Secretary